YP.NET GOES MOBILE WITH GO2                                     EXHIBIT 99.1

Mesa, Arizona - (Business Wire)
(Date Here)

YP.NET, Inc. (YPNT) a leading provider of nationwide Internet Yellow Pages and related services and a component of the Dow Jones Internet Services Index recently signed an agreement with go2 Directory Systems, the leading wireless Yellow Page directory and local information services for web-enabled mobile phones and other mobile devices. The three year agreement provides for YP.Net to add its customer's listings to go2's distribution network, including go2's online and mobile phone applications.

Greg Crane, YP.Net's Executive Vice President stated, "go2 is a leader in delivering Yellow Page information through web-enabled mobile phones and has prominent, industry leading placements on the wireless web portals of virtually all major U.S. wireless carriers. We are excited to add our customer's listings and enhanced information to this substantial distribution network. Mobile Yellow Page usage is rapidly growing, and this effort demonstrates YP.Net's commitment to continually add value to our Internet Advertising Package for the benefit of our customers. Distribution on go2 will provide national exposure for our customers and allow them to obtain business from virtually all wireless web users in their area."

"YP.Net has a large merchant customer base that will gain exposure to go2 users and at the same time provide go2's carrier partners and users with better information about YP.Net customers," said Lee Hancock, CEO of go2 Directory Systems. "It is a significant, win-win relationship that helps us continue our lead in providing go2 users accurate, timely and compelling local information."

With go2, YP.Net's paying customers' listings will be highlighted throughout go2's online, wireless and mobile phone distribution network. go2 will also provide one-touch calling, turn-by-turn directions, and enhanced information about YP.Net's customers. Tens of thousands of people use go2 on their web-enabled phones every day to search for, find and learn about local businesses. With this partnership, YP.Net's customers will gain universal exposure to wireless web users as more and more people use their web-enabled phones to access local yellow page directory information.

About go2 Directory Systems

 go2(R) Directory Systems owns and operates go2(R), the leading mobile Yellow Page directory and local information service in the U.S. go2 has numerous prominent placements on the wireless web menus of virtually every U.S. wireless carrier. Every month go2 delivers millions of wireless page views and geo-targeted store listings to ready-to-buy consumers who are looking for specific products and services in their immediate area. In addition to detailed information about its merchant customers, go2 also provides movie theaters and showtimes, customer specials and promotions, one-touch calling, and turn-by-turn directions.

Since 1999 go2 has helped merchants drive in-store traffic, sales, and customer satisfaction and loyalty with a variety of mobile yellow page and advertising products and services. go2's customers and partners include print and online yellow page providers, local merchants, and leading national retailers such as Abercrombie & Fitch, El Pollo Loco, and Jamba Juice, and national sponsors and
advertisers such as Hotels.com.   go2 Directory Systems is a privately held
company headquartered in Irvine, California. For more information, visit www.go2.com.

go2(R) and the go2 logo are trademarks of UDS Directory Corp., dba go2 Directory Systems.


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About YP.Net, Inc.
YP.Net Inc., a leading provider of Internet-based yellow page services and a component of the Dow Jones Internet Services Index, offers an Internet Advertising Package that includes a priority Preferred Listing and Mini-Webpage(TM) through its yellow page Web site at www.Yellow-Page.Net and www.YP.Net. The Company's Web site contains listings for approximately 18 million business and individuals in the United States. As of June 30, 2003, YP.Net, Inc. has over 167,000 paying subscribers.
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YP.Net  also  provides  an  array of other Internet services that complement its yellow page sites found at (www.Yellow-Page.Net, www.YP.Net and www.YP.Com).

YP.Net is a longstanding member, exhibitor and sponsor of the two major yellow page trade associations - Yellow Page Integrated Media Association "YPIMA," the major trade association of yellow page publishers throughout the world, and the Association of Directory Publishers "ADP," which mostly represents independent yellow page publishers. YP.Net, Inc. is based in Mesa, AZ. For more information, visit the web site at www.yp.net.

This press release contains certain forward-looking statements, including those regarding the Company and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the Company's management as of the date hereof, and actual results may vary based upon future events, both within and without management's control.

go2 Directory Systems PR Contact:
Lee Hancock
(949) 553.0008
Email: lhancock@go2.com


YP.Net Investor Relations contact:
Roger H. Bedier
Investor Relations
YP.Net, Inc.
480-654-9646 x1239
Fax 480-654-9747
Email:  rogerb@ypcorp.com


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